Exhibit 10.45

General Maritime Corporation

Restricted Stock Grant Agreement

THIS AGREEMENT, made as of the 26th day of November 2002, between GENERAL MARITIME CORPORATION (the “Company”) and John Tavlarios (the “Participant”).

WHEREAS, the Company has adopted and maintains the General Maritime Corporation 2001 Stock Incentive Plan (the “Plan”) to provide certain key persons, on whose initiative and efforts the successful conduct of the business of the Company depends, and who are responsible for the management, growth and protection of the business of the Company, with incentives to: (a) enter into and remain in the service of the Company, a Company subsidiary or a Company joint venture, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company (whether directly or indirectly through enhancing the long-term performance of a Company subsidiary or a Company joint venture);

WHEREAS, the Plan provides that the Compensation Committee (the “Committee”) of the Board of Directors (or the Board of Directors if it so elects) shall administer the Plan and determine the key persons to whom awards shall be granted and the amount and type of such awards; and

WHEREAS, the Committee has determined that the purposes of the Plan would be furthered by granting the Participant an award under the Plan as set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.                                       Grant of Restricted Stock.  Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Committee hereby grants to the Participant 125,000 restricted shares (the “Restricted Stock”) of common stock of the Company, par value $0.01 per share (“Common Stock”).

2.                                       Grant Date.  The Grant Date of the Restricted Stock is November 26, 2002.

3.                                       Incorporation of Plan.  All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern.  Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

4.                                       Vesting.  Subject to the further provision of this Agreement, the Restricted Stock shall vest on the earlier to occur of (the “Vesting Date”):

(a)                                  November 26, 2009, the seventh anniversary of the Grant Date, and

(b)                                 the occurrence of an event that causes a Change in Control, as defined in Section 3.8(a) of the Plan on the date hereof.

5.                                       Restrictions on Transferability.  Until a share of Restricted Stock vests, the Participant shall not transfer the Participant’s rights to such share of Restricted Stock or to any rights related thereto.  Any attempt to transfer unvested shares of Restricted Stock or any rights related thereto, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, shall not vest the transferee with any interest or right in or with respect to such shares of Restricted Stock or such related rights.

6.                                       Termination of Employment.

(a)                                  For Cause/Without Good Reason.  In the event that the Participant’s employment with the Company is terminated by the Company for Cause or by the Participant without Good Reason prior to the Vesting Date, all shares of Restricted Stock, together with any property in respect of such shares held by the custodian pursuant to Section 9 hereof, shall be forfeited as of the date of such termination of employment and the Participant promptly shall return to the Company any certificates evidencing such shares.

(b)                                 Without Cause/For Good Reason.  In the event that the Participant’s employment with the Company is terminated by the Company without Cause or by the Participant with Good Reason prior to the Vesting Date, a portion of the Restricted Stock shall become vested immediately prior to such termination of employment and all other shares of Restricted Stock, which have not become vested, together with any property in respect of such unvested shares held by the custodian pursuant to Section 9 hereof, shall be forfeited as of the date of such termination of employment and the Participant promptly shall return to the Company any certificates evidencing such unvested shares.  The number of shares to become vested immediately prior to such termination of employment shall be equal to 125,000 multiplied by a fraction, the denominator of which is 84 and the numerator of which is the number of completed months between the Grant Date and the effective date of such termination of employment.

(c)                                  Termination for Death or Disability.  In the event that the Participant’s employment with the Company is terminated for reason of the Participant’s death or Disability, all shares of Restricted Stock shall become vested immediately prior to such termination of employment.

(d)                                 Definitions of Certain Terms.  The terms “Cause” and “Disability” shall have the meaning set forth in the most recent employment agreement between the Participant and the Company or any of its affiliates which employ Participant which defines such term as of the date of the determination.  The term “Good Reason” shall mean (i) the definition set forth in the most recent employment agreement between the Participant and the Company or any of its affiliates which employ Participant which defines such term as of the date of the determination, (ii) any lowering of the Participant’s base salary and (iii) any other substantive adverse change to the terms of Participant’s employment with the Company or its affiliates, provided that in the case of (ii) and (iii) above the Participant gives the Company written notice of such circumstance and 30 days in which to cure the circumstance constituting Good Reason.

7.                                       Issuance of Certificates.

(a)                                  Reasonably promptly after the Grant Date, the Company shall issue and deliver to the Participant stock certificates, registered in the name of the Participant, evidencing the shares of Restricted Stock.  Each such certificate may bear the following legend:

“THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION ENCUMBRANCE OR OTHER DISPOSAL OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE GENERAL MARITIME CORPORATION 2001 STOCK INCENTIVE PLAN AND A RESTRICTED STOCK GRANT AGREEMENT BETWEEN GENERAL MARITIME CORPORATION AND THE HOLDER OF RECORD OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.  NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH PLAN AND RESTRICTED STOCK GRANT AGREEMENT SHALL BE VALID OR EFFECTIVE.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THE CERTIFICATE TO THE SECRETARY OF GENERAL MARITIME CORPORATION.”

Such legend shall not be removed from such certificates until such shares of Restricted Stock vest.

(b)                                 Reasonably promptly after any such shares of Restricted Stock vest pursuant to Section 4 hereof, in exchange for the surrender to the Company of the certificates evidencing such shares of Restricted Stock delivered to the Participant under Section 7(a) hereof, the Company shall issue and deliver to the Participant (or the Participant’s legal representative, beneficiary or heir) certificates evidencing such shares of Restricted Stock, free of the legend provided in Section 7(a) hereof, together with any property in respect of such shares held by the custodian pursuant to Section 9 hereof.

(c)                                  The Company may require as a condition of the delivery of stock certificates pursuant to Section 7(b) hereof that the Participant remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to the vesting of the shares represented by such certificate.  To the extent permitted by applicable law, the Participant may satisfy such obligation by delivering shares of Common Stock or by directing the Company to withhold from delivery shares of Common Stock, in either case valued at their Fair Market Value on the Vesting Date with fractional shares being settled in cash.

(d)                                 The Participant shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of Restricted Stock, except to the extent a stock certificate is issued therefor pursuant to Section 7(a) hereof, and then only from the date such certificate is issued.  Upon the issuance of a stock certificate, the Participant shall have the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares, subject to the restrictions on transferability, the forfeiture provisions and the requirement that dividends be held in escrow until the shares vest, as set forth in this Agreement.

8.                                       Securities Matters.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the “1933 Act”) of any interests in the Plan or any shares of Common Stock to be issued thereunder or to effect similar compliance under any state laws.  The Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant hereto unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.  The Participant specifically understands and agrees that the shares of Common Stock, if and when issued, may be “restricted securities,” as that term is defined in Rule 144 under the 1933 Act and, accordingly, the Participant may be required to hold the shares indefinitely unless they are registered under such Act or an exemption from such registration is available.

9.                                       Dividends, etc.  Unless the Committee otherwise determines, any property, including cash dividends, (but not including securities) received by a Participant with respect to a share of Restricted Stock as a result of any dividend, recapitalization, merger, consolidation, combination, exchange of shares or otherwise and for which the Grant Date occurs prior to such event but which has not vested as of the date of such event, will not vest until such share of Restricted Stock vests, and shall be promptly deposited with the Company or a custodian designated by the Company.  The Company shall or shall cause such custodian to issue to the Participant a receipt evidencing the property held by it in respect of the Restricted Stock.

10.                                 Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

11.                                 Right of Discharge Preserved.  Nothing in this Agreement shall confer upon the Participant the right to continue in the employ or other service of the Company, or affect any right which the Company may have to terminate such employment or service.

12.                                 Integration.  This Agreement contains the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.  This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

13.                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14.                                 Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.

15.                                 Obligation to Notify.  If the Participant makes the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), the Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service and shall within the same 10-day period remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to such inclusion in Participant’s income. The Participant should consult with his or her tax advisor to determine the tax consequences of acquiring the Restricted Stock and the advantages and disadvantages of filing the Section 83(b) election.  The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Section 83(b), even if the Participant requests the Company or its representatives to make this filing on his or her behalf.

16.                                 Reimbursement for Excise Tax. In the event that the Participant incurs any Excise Tax on any payments or benefits under this Agreement as a result of a Change of Control (or any other change described in Section 280G(b)(2) of the Code), the Company shall reimburse the Participant the amount of such Excise Tax incurred, but without duplicating any other reimbursement payment available to the Participant in connection with such tax (whether pursuant to the Participant’s employment agreement or otherwise) and without any “gross up” pursuant to this Agreement for taxes owed by Participant for any reimbursement under this paragraph.  Such reimbursement shall be subject to applicable withholding requirements and shall be paid upon the imposition upon the Participant of any Excise Tax.  “Excise Tax” means the tax imposed by Section 4999 of the Code and any successor tax.  For purposes of determining whether any payment or benefit is subject to the Excise Tax and the amount of such Excise Tax, (x) the total amount of payments and benefits received by the Participant as a result of such Change in Control (or such other change) shall be treated as “parachute payments” within the meaning of section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, except to the extent that, in the opinion of independent counsel selected by the Company and reasonably acceptable to the Participant (“Independent Counsel”), a payment or benefit hereunder (in whole or in part) does not constitute a “parachute payment” within the meaning of section 280G(b)(2) of the Code and the Treasury Regulations (including proposed Treasury Regulations) under Section 280G of the Code (the “Regulations”), or such “excess parachute payments” (in whole or in part) are not subject to the Excise Tax; (y) the amount of the payments and benefits hereunder that shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of such payments and benefits or (B) the amount of “excess parachute payments” within the meaning of section 280G(b)(1) of the Code (after applying clause (x) hereof); and (z) the value of any noncash benefits or any deferred payment or benefit shall be determined by Independent Counsel in accordance with the principles of sections 280G(d)(3) and (4) of the Code.  If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding or the opinion of Independent Counsel that the Excise Tax exceeds the amount previously taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the initial payment hereunder), the Company shall make an additional payment in the amount of such excess and any interest and penalties in respect of such excess within thirty (30) days of the Company’s receipt of notice of such final determination or opinion.  In the event that the Internal Revenue Service makes any claim, gives notice of any potential claim or institutes a proceeding against the Participant asserting that any Excise Tax or additional Excise Tax is due in respect of the payments or benefits hereunder, the Participant shall promptly give the Company notice of any such claim, potential claim or proceeding.  The Participant will cooperate with the Company in connection with all discussions, negotiations, defenses, actions and proceedings solely to the extent relating to any Excise Tax payable in respect of payments or benefits hereunder, to the extent reasonably requested by the Company.  All fees and expenses of Independent Counsel shall be borne by the Company.

17.                                 Participant Acknowledgment.  The Participant hereby acknowledges receipt of a copy of the Plan.  The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Restricted Stock shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

GENERAL MARITIME CORPORATION

By:	/s/ Peter C. Georgiopoulos
Name:	Peter C. Georgiopoulos
Title:	Chairman / CEO

/s/ John Tavlarios
John Tavlarios